ESCROW AGREEMENT

      THIS ESCROW AGREEMENT (the "AGREEMENT") is made and entered into as of this 9th day of October, 1998, by and among LaSalle National Bank (the "ESCROW AGENT"), V-ONE Corporation (the "COMPANY") and LaSalle St. Securities, Inc. (the "SELLING AGENT").

      A. The Company proposes to offer (the "OFFERING") for sale solely to accredited investors (individually a "SUBSCRIBER" and collectively the "SUBSCRIBERS") through the Selling Agent such number of shares of the Company's common stock, $0.001 par value per share, ("SHARES") so that the gross sale proceeds based on the Offering Price per share (as hereinafter defined) is at least equal to $3,600,000 ("MINIMUM PROCEEDS"); provided, however, that the Company may raise up to an additional $2,400,000 in gross sale proceeds. The "OFFERING PRICE" shall be equal to the prevailing closing bid price for the Shares on the Nasdaq National Market on the date of closing ("CLOSING DATE") of such Offering, but in no event less than $1.625 per share. The Shares shall be sold in reliance upon Regulation D promulgated under the Securities Act of 1933, as amended (the "ACT"), and Section 4(2) of the Act, and as permitted in the jurisdictions in which the Shares are to be offered;

      B. The Company and the Selling Agent desire to establish an escrow account in which funds received from Subscribers will be deposited; and

      C. LaSalle National Bank agrees to serve as Escrow Agent in accordance with the terms and conditions set forth herein.

      NOW THEREFORE, in consideration of the foregoing recitals, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

             1. ESTABLISHMENT OF ESCROW ACCOUNT. On or prior to the date of the commencement of the Offering, the parties shall establish an interest-bearing escrow account with the Escrow Agent, which escrow account shall be entitled "V-ONE Corporation Escrow Account" (the "ESCROW ACCOUNT"). During the Escrow Period (as defined in Section 2 herein) the Selling Agent will instruct Subscribers to make checks for subscriptions for Shares payable to the order of the Escrow Agent as follows: "LaSalle National Bank, as Escrow Agent for V-ONE Corporation." Any checks received that are made payable to a party other than the Escrow Agent shall be returned by the Selling Agent to the Subscriber. All wire transfers of subscriptions for Shares shall also be sent to the Escrow Account at the Escrow Agent.

             2. ESCROW PERIOD. The "ESCROW PERIOD" shall begin with the commencement of the Offering and shall terminate upon the earlier to occur of the following dates:

                   2.1. October 26, 1998 (I.E., seventeen (17) days from the date of the Confidential Private Placement Memorandum relating to the Offering), subject to extension(s) by the mutual agreement of the Company and the Selling

Agent until November 20, 1998 without notice to investors (the "EXPIRATION DATE"), or

                   2.2. The date upon which determination is made by the Company to terminate the Offering prior to the Expiration Date.

            The Company is aware and understands that, during the Escrow Period, it is not entitled to any funds deposited in escrow and no amounts deposited in the Escrow Account shall become the property of the Company or any other entity, or be subject to the debts of the Company or any other entity, until the closing of the Offering.

             3. DEPOSITS INTO THE ESCROW ACCOUNT. The Selling Agent agrees that it shall deliver all monies received from Subscribers for the payment of the Shares (the "ESCROW FUNDS") to the Escrow Agent for deposit in the Escrow Account, by noon of the next business day following the receipt, together with a copy of the subscription documents (the "SUBSCRIPTION DOCUMENTS"), which shall set forth, among other things, the Subscriber's name and address, the aggregate subscription amount and whether the consideration received was in the form of a check, draft, or money order. At the same time, the Selling Agent shall deliver the original Subscription Documents to the Company. The Selling Agent shall deliver the Escrow Documents to the following branch office of LaSalle National
Bank:

                              LaSalle National Bank
                              135 South LaSalle Street
                              Chicago, Illinois 60603
                              Attn: Corporate Trust, Pamela Ristau

      Each business day, the Escrow Agent shall notify the Company which Subscription Documents it has received, the subscription amount associated with each such Subscription Documents and whether such amounts constitute "collected funds" (as hereinafter defined).

             4. DISBURSEMENTS FROM THE ESCROW ACCOUNT.

                   4.1. On the Closing Date, the amount of Escrow Funds in the Escrow Account on such date shall be disbursed to the Company, along with interest thereon. In no event will the Escrow Funds be released to the Company unless an amount equal to the Minimum Proceeds is received by the Escrow Agent in collected funds. For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Escrow Agent that have cleared normal banking channels and are in the form of cash. The Selling Agent agrees to furnish to the Escrow Agent all appropriate U.S. tax forms from each Subscriber in order to comply with U.S. tax regulations.

                   4.2. In the event the Escrow Agent does not receive the Minimum Proceeds on or before the Expiration Date or the Offering is terminated pursuant to Section 2.2 of this Agreement, the Company shall notify the Escrow Agent in writing of termination of the Offering, and shall instruct the Escrow Agent to return, within five (5) business days following receipt of such


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

notification, to each Subscriber the amount received from the Subscriber, without interest thereon and without charge or deduction, and the Escrow Agent shall notify the Company and the Selling Agent of its distribution of the funds. The funds returned to each Subscriber shall be free and clear of any and all claims of the Escrow Agent, the Company or any of its creditors.

             5.    COLLECTION PROCEDURE.

                   5.1. The Escrow Agent is hereby authorized to forward each Subscriber's check for collection and, upon collection of the proceeds of each check, deposit the collected proceeds in the Escrow Account. As an alternative, the Escrow Agent may telephone the bank on which the check is drawn to confirm that the check has been paid. Any check returned unpaid to the Escrow Agent shall be returned to the Selling Agent. In such cases, the Escrow Agent will promptly notify the Company of such return.

                   5.2. If the Company rejects any subscription, in whole or in part, for which the Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check for the amount rejected by the Company to the rejected Subscriber without interest thereon and without charge or deduction. If the Company rejects any subscription, in whole or in part, for which the Escrow Agent has not yet collected funds, the Escrow Agent shall promptly issue a check in the amount of the Subscriber's original check (or in the amount which was rejected by the Company) to the rejected Subscriber after the Escrow Agent has cleared such funds without interest thereon and without charge or deduction. If the Escrow Agent has not yet submitted a rejected Subscriber's check for collection, the Escrow Agent shall promptly remit the Subscriber's check directly to the Subscriber, unless the Company has only rejected the subscription in part, in which circumstance the Escrow Agent shall promptly issue a check for the amount rejected without interest thereon and without charge or deduction to the rejected Subscriber after the Escrow Agent has cleared such funds.

                   5.3. All returns and deliveries to a Subscriber hereunder shall be mailed by regular first class mail to the residential or business address appearing on the Subscriber's Subscription Documents. Any payment to a Subscriber required by this Section 5 may be made by a check or draft drawn on the Escrow Account.

             6. INVESTMENT OF ESCROW FUNDS. The Escrow Agent may invest the Escrow Funds only in such accounts or investments as the Company may specify by written notice. The Company may only specify investment in (1) bank accounts,
(2) bank money-market accounts, (3) short-term certificates of deposit issued by a bank, (4) short-term securities issued or guaranteed by the U.S. Government,
(5) banker acceptances, (6) commercial paper, (7) municipal securities or (8) money market funds authorized to invest only in short-term securities such as commercial paper, certificates of deposit, fully-collateralized repurchase agreements and/or U.S. government obligations. The Escrow Agent may use its own Bond Department in executing purchases and sales of investments.

             7. COMPENSATION. The Escrow Agent shall provide its escrow services hereunder in consideration of the amount of $5,000, which amount shall be paid upon the opening of the Escrow Account.

             8. EXCULPATION AND INDEMNIFICATION OF ESCROW AGENT.

                   8.1. The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. The Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any act. The Escrow Agent shall be under no liability to anyone by reason of any failure on the part of any party hereto (other than itself) or any other person, or any maker, guarantor, endorser or other signatory of any document to perform such person's obligations under any such document. Except as provided in this Agreement and except for instructions given to the Escrow Agent relating to the Escrow Account as provided for in this Agreement or accepted by the Escrow Agent, the Escrow Agent shall not be obligated to recognize any agreement between any or all of the persons referred to herein, notwithstanding that references thereto may be made herein and the Escrow Agent has knowledge thereof.

                   8.2. The Escrow Agent shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon, any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. Except as provided by
Section 2 of this Agreement, the Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Escrow Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

                   8.3. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value, genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any property or document including this Escrow Agreement. The Escrow Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Escrow Agent pursuant to the provisions hereof, provided, however, that nothing herein shall relieve the Escrow Agent from liability for gross negligence or willful misconduct in connection with the use or application of any Escrow Funds. The Escrow Agent shall not be liable for any loss which may be incurred by reason of any


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

investment  of any monies which it holds  hereunder if made in  accordance  with
Section 6 herein.

                   8.4. The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or any event, by reason of which an action would or might be taken by the Escrow Agent, does not exist or has not occurred, without incurring liability for any action taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

                   8.5. To the extent that the Escrow Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of funds held hereunder or any payment made hereunder, the Escrow Agent may pay such taxes. The Escrow Agent shall be indemnified and held harmless by the other parties hereto against any liability for taxes and for any penalties or interest in respect of taxes, on such investment income or payments in the manner provided in Section 8.6.

                   8.6. The Escrow Agent shall be indemnified and held harmless, jointly and severally by the other parties hereto, from and against any expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which, in any way, directly or indirectly arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, the monies or other property held by it hereunder or any income earned from investment of such monies (except from liability for its own gross negligence or willful misconduct). Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made against any of the other parties hereto, notify such other parties thereof in writing, but unless such notice was not made promptly by the Escrow Agent the failure by the Escrow Agent to give such notice shall not relieve any party from any liability which such party may have to the Escrow Agent hereunder.

            For the purposes hereof, the term "expense and loss" shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent and the indemnifying party, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigation or defending against any such claim, demand, action, suit or proceeding. Notwithstanding anything herein to the contrary, the other parties shall not be required to indemnify or hold harmless the Escrow Agent for any liabilities, costs or expenses incurred in connection with or as a result of the Escrow Agent's gross negligence or willful misconduct related to any action required of it herein.

                   8.7. If any dispute or difference arises between the Company and any Subscriber or any other third person, or if any conflicting demand shall be made upon the Escrow Agent, the Escrow Agent shall not be required to determine the same or take any action in the premises; but the Escrow Agent may await settlement of the controversy by final appropriate legal proceedings, or the Escrow Agent may file suit in interpleader in the courts of the State of


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

Illinois, for the purpose of having the respective rights of the parties adjudicated and may deposit with the court any or all monies held hereunder. Upon institution of such interpleader suit or other action, depositing the Escrow Funds with the court and giving notice of such action to the parties involved either by personal service, or in accordance with the order of the court, the Escrow Agent shall be fully released and discharged from all further obligations hereunder with respect to the Escrow Funds so deposited.

            From time to time, on and after the date hereof, the other parties hereto shall deliver, or cause to be delivered, such further documents and instruments and shall do any further acts, or cause such further acts to be done as the Escrow Agent or the Company shall reasonably request to carry out more effectively the provisions and purposes of this Agreement, to evidence company compliance herewith or to assure itself that it is protected in acting hereunder.

             9. TERMINATION OF AGREEMENT AND RESIGNATION OF ESCROW AGENT.

                   9.1. This Escrow Agreement shall terminate at the end of the Escrow Period, as described in Section 2 herein; provided, however, that the rights and obligations of the parties hereto shall survive the termination hereof.

                   9.2. The Escrow Agent may resign at any time and be discharged from its duties as escrow agent hereunder by giving the Company at least fifteen (15) days notice hereof. As soon as practicable after its resignation, the Escrow Agent shall turn over to a successor escrow agent appointed by the other parties hereto all monies and property held hereunder upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new escrow agent is so appointed within a thirty-day period following such notice of resignation, the Escrow Agent may deposit the aforesaid monies and property with any court in the State of Illinois that it deems appropriate.

             10. CONSENTS TO SERVICE OF PROCESS. Each of the parties hereto hereby irrevocably consents to the jurisdiction of the courts of the State of Illinois and of any federal court located in such state in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to such person at such person's address for purposes of notices hereunder. Should the person so served fail to appear or answer within the time prescribed by law, that person shall be deemed in default and judgment may be entered by the complaining party against that person for the amount as demanded in any summons, complaint or other process so served.

             11. NOTICES. All notices required by this Agreement shall be in writing and shall be deemed to have been duly given if sent by first-class mail, overnight courier service or by hand delivery (with signed return receipt) to the respective addresses as follows:

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

                  (a)   To the Company:
                        20250 Century Boulevard.
                        Suite 300
                        Germantown, Maryland 20874
                        Attention: Charles Griffis
                        Telephone: (301) 515-5200
                        Facsimile: (301) 515-5280

                  (b)   To the Escrow Agent:

                        LaSalle National Bank
                        135 South LaSalle Street
                        Chicago, Illinois 60603
                        Attention:  Pamela S. Ristau
                        Telephone:  312-904-2554
                        Facsimile:  312-904-2236

                  (c)   To the Selling Agent:

                        LaSalle St. Securities, Inc.
                        810 West Washington Street
                        Chicago, Illinois 60607
                        Attention: Michael Grady
                        Telephone: 312-705-3006
                        Facsimile: 312-705-3000

            12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed by their authorized representatives as of the date first written above.

                                            V-ONE CORPORATION

                                            By:    /s/ Charles B. Griffis
                                                   --------------------------
                                                   Charles B. Griffis
                                                   Chief Financial Officer

                                            LASALLE NATIONAL BANK

                                            By:    /s/ Pamela S. Ristau
                                                   --------------------------

                                            Name:  Pamela S. Ristau
                                                   --------------------------

                                            Title: Trust Officer &
                                                   Assistant Secretary
                                                   --------------------------

                                            LASALLE ST. SECURITIES, INC.

                                            By:    /s/ Michael Grady
                                                   --------------------------
                                                   Michael Grady
                                                   Vice-President



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